EXHIBIT 10.1

ACQUISITION AGREEMENT

THIS ACQUISITION AGREEMENT (the "Agreement") is made as this 26th day of October 2001, by and among L.C.M. Equity, Inc., Nevada corporation (hereinafter referred to as "LCM"); Regina Bio Technologies Ltd., a United Kingdom corporation (hereinafter referred to as "RBT"); and Casey Harlingen, (hereinafter referred to as the "Stockholder.), who is the sole shareholder of RBT.

BACKGROUND:

A. The Stockholder owns or will own as of the Closing Date (as defined below), all of the issued and outstanding stock of RBT (the "RBT Stock"), which they desire to exchange pursuant to the terms, conditions and covenants of this Agreement, solely for shares of voting Common Stock of LCM, $0.001 par value (the "LCM Stock") as hereinafter provided; and,

B. LCM desires to acquire all of the RBT Stock from the Stockholder, solely in exchange for shares of LCM Stock, as hereinafter provided.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereby agree as follows:

1. THE EXCHANGE OF SHARES.

On the Closing Date, the Stockholder agrees to deliver or cause to be delivered to LCM all of the issued and outstanding shares of RBT Stock (the "RBT Exchange Shares"). In exchange for the RBT Exchange Shares, LCM shall issue to the Stockholders 25,000,000 shares of common stock of LCM Stock (the "LCM Exchange Shares") as follows:

Casey Harlingen and or nominees	25,000,000
Total	25,000,000

2. DELIVERY OF SHARES.

2.1 Delivery. At the Closing the Stockholders, as the holder of all outstanding certificates representing shares of RBTL Stock, shall, upon surrender of such certificates, receive the LCM Exchange Shares which shall be delivered to the Stockholders at the principal office of LCM.

2.2 Restricted Nature of Shares. As provided in Section 14 of this Agreement, the LCM Exchange Shares will be issued in reliance on Section 4(2) of the Securities Act of 1933 (the "Act") and will be "restricted securities" as that term is defined in Rule 144 of the Act.

3. ENDORSEMENT OF RBTL SHARES.

The Stockholders shall deliver the certificates representing the RBTL Exchange Shares, duly endorsed in blank by the Stockholders or accompanied by blank stock powers, with signatures Medallion Guaranteed by a national bank, and with all necessary transfer tax and other revenue stamps, acquired at the Stockholders's expense, affixed and canceled. The Stockholders agree to cure any deficiencies with respect to the endorsement of the certificates or other documents of conveyance with respect to such RBTL Exchange Shares or with respect to the stock powers accompanying any RBTL Exchange Shares.

4. CLOSING.

The exchange and delivery of shares referred to in Section 2 hereof (hereinafter referred to as the "Closing") shall take place on the 5th day of November 2001 at Spokane Washington or at such other time and date as LCM, RBTL and the Stockholders may in writing designate, which date shall be referred to as the "Closing Date." Time is of the essence. The effective date for accounting/tax purposes shall be November 5, 2001.

5. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS AND RBTL

The Stockholders and RBTL represent and warrant that all of the following representations and warranties shall, except as otherwise disclosed herein, be true at the time of Closing and that such representations and warranties as made at the time of Closing shall survive the Closing for a period of two (2) years from the Closing Date (which date is hereinafter called the "Expiration Date").

5.1 Due Organization. RBTL is a corporation duly organized, validly existing and in good standing under the laws of the United Kingdom, and is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of public authorities to carry on its businesses in the places and in the manner as now conducted except where the failure to be so authorized, qualified or licensed would not have a material adverse effect on the business of RBTL taken as a whole. Copies of the Articles of Incorporation, Bylaws, each as amended, stock records and minute books of BTL as heretofore made available to LCM, are correct and complete.

5.2 Authorization. The Stockholders and RBTL have full legal right, power and authority to enter into this Agreement, and the exchange of RBTL Exchange Shares for LCM Exchange Shares, pursuant to the provisions of this Agreement will transfer valid title in the RBTL Exchange Shares to LCM, free and clear of all liens, encumbrances and claims of every kind.

5.3 Capital Stock of RBTL. The authorized capital stock of RBTL consists solely of shares of voting common stock, .001 par value, of which 15,000,000 shares are issued and outstanding. All of the issued and outstanding shares of the capital stock of RBT are owned by the Stockholders, and are free and clear of all liens, encumbrances and claims of every kind. All of the issued and outstanding shares of RBTL have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by the Stockholders and further, such shares were offered, issued, sold and delivered by RBTL in compliance with all applicable laws of the United Kingdom concerning the issuance of securities.

5.4 Transactions in Capital Stock. No option, warrant, call, conversion. light or commitment of any kind exists which obligates RBTL to issue any of its authorized but unissued capital stock. In addition, RBTL has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof

5.5 Financial Statements. The Stockholders have delivered to LCM copies of unaudited financial statements an and must prepare within sixty (60) days from the Closing Date audited financial statements to be filed with the Securities and Exchange Commission. The RBTL financial statements will be prepared in accordance with generally accepted accounting principles and applied on a consistent basis throughout the periods indicated, The RBTL financial statements will present fairly the financial condition of RBTL as of the date indicated thereon, and such Statements of Earnings, and Cash Flows and Retained Earnings will present fairly the results of its respective operations for the periods indicated thereon.

5.6 Property. The Stockholders have delivered to LCM an accurate list and summary description (Schedule 5.6) of all property (real and personal) owned by RBTL. The RBTL property owned by RBTL constitutes all of the property, real or personal, owned by RBTL.

5.7 Material Contracts and Commitments. RBTL is not a party to, nor bound by, any material contracts, or commitments (including, but not limited to, joint venture or partnership agreements, contracts with any labor organizations, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements) other than as disclosed on "Exhibit 5.7" hereto.

5.8 Conformity with Law. RBTL is not in material default under any law or regulation or under any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them which would have a material adverse effect on their businesses, taken as a whole; and there are no claims, actions, suits or proceedings, pending or threatened, against or affecting RBTL, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. RBTL has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in applicable federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing which might materially and adversely affect the business, operations, affairs, prospects, properties, assets, profits or condition (financial or otherwise) of them, taken as a whole.

5.9 Taxes. RBTL has timely filed all requisite United Kingdom and other tax returns for all fiscal periods ended; and there are no open years, examinations in progress or claims against them for federal and other taxes (including penalties and interest) for any period. RBTL and its subsidiaries will conform their taxable year end to that of LCM.

5.10 Absence of Changes. Since the date of the RBTL financial statements, there has not been:

(a) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of RBTL;

(b) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of RBTL;

(c) any change in the authorized capital of RBTL or in their respective securities ownership outstanding or any change in their respective own: hip interests or any grant of any options, warrants, calls, conversion rights or commitments;

(d) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or, indirect redemption, purchase or other acquisition of any of the capital stock of RBTL;

(e) any transaction by RBTL outside the ordinary course of their respective business.

5.11 Deposit Accounts; Powers of Attorney. The Stockholders have delivered to LCM an accurate schedule as of the date of the Agreement, of.

(a) the name of each financial institution in which RBTL has accounts or safe deposit boxes;

(b) the names in which the accounts or boxes are held;

(c) the type of account; and

(d) the name of each person authorized to draw thereon or have access thereto.

RBTL has also set forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from BTL and a description of the terms of such power.

5.12 Environmental Matters. RBTL has no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien or action.

5.13 Validity of Obligations. The execution and delivery of this Agreement by RBTL and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of RBTL, and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of the Stockholders and RBTL.

5.14 Relations with Government. RBTL has not made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office nor has it otherwise taken any action which would cause RBTL to be in violation of the Foreign Corrupt Practices Act of 1977, as amended or any law of similar effect in the United Kingdom.

5.15 Disclosure. This Agreement and all other documents and information furnished to LCM and its representatives pursuant hereto do not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. If RBTL or the Stockholders become aware of any fact or circumstance which would change a representation or warranty of RBTL or the Stockholders in this Agreement or any representation made on behalf of RBTL, RBTL and the Stockholders shall immediately give notice of such fact or circumstance to LCM. However, such notification shall not relieve either RBTL or the Stockholders of their respective obligations under this Agreement, and at the sole option of LCM, the truth and accuracy of any and all warranties and representations of RBTL, or on behalf of RBTL and of the Stockholders at the date of this Agreement and at the closing, shall be a precondition to the consummation of this transaction.

5.16 Employee Benefit Plans. RBTL does not maintain or otherwise have any liability (whether direct or indirect, actual or contingent) in respect of any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or under any "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA} .

5.17 No Subsidiaries. RBTL has no subsidiaries, and there are no related entities controlled by BTL.

6. REPRESENTATIONS OF LCM.

LCM represents and warrants that all of the following representations and warranties be true at the time of Closing and that such representations and warranties as made at the time of Closing shall survive the Closing for a period of two (2) years from the Closing Date (which date is hereinafter called the "Expiration Date"), unless otherwise modified by documents furnished to RBTL.

6.1 Due Organization. LCM is duly organized, validly existing and in good standing under the laws of the State of Nevada, and is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted except where the failure to be so authorized, qualified or licensed would not have a material adverse effect on the business of LCM taken as a whole. Copies of the Articles of Incorporation, Bylaws, stock records and minute books of LCM as heretofore made available to RBTL, are complete and correct.

6.2 Authorization. LCM has full legal right, power and authority to enter into this Agreement, and the exchange of the LCM Exchange Shares for the RBTL Exchange Shares, pursuant to the provisions of this Agreement will transfer valid! title in the LCM Exchange Shares to the Stockholders, free and clear of all liens, encumbrances and claims of every kind.

6.3 Capital Stock of LCM. The authorized capital stock of LCM consists solely of 200,000,000 shares of voting common stock, $0.001 par value, of which 5,150,000 shares are issued and outstanding. The LCM Exchange Shares to be delivered to the Stockholders at the Closing Date will constitute valid and legally issued shares of LCM fully paid and nonassessable, and with the exception of restrictions upon resale, will be legally equivalent in all respects to the LCM Stock issued and outstanding as of the date hereof.

6.4 Transactions in Capital Stock. No option, warrant, call, conversion right or commitment of any kind exists which obligates LCM to issue any of their authorized but unissued capital stock.

6.5 Financial Statements. LCM has delivered to RBTL and Stockholders copies of the following financial statements (the "LCM Financial Statements").

LCM's audited financial statement as (hereinafter referred to as the "LCM Financial Statements") and Statements of Earnings, Cash Flows and Retained Earnings as filed with the United States Securities and Exchange Commission.

The LCM Financial Statements have been prepared in accordance with generally accepted accounting principles and applied on a consistent basis throughout the periods indicated (except as noted) . The LCM Financial Statements present fairly the financial condition of LCM as of the date indicated thereon and such Statements of Earnings, and Cash Flows and Retained Earnings present fairly the results of its respective operations for the periods indicated thereon.

6.6 Property. LCM owns the property as set forth in "Exhibit 6.6" hereto.

6.7 Liabilities. LCM has the liabilities as set forth in "Exhibit 6.7" hereto.

6.8 Conformity with Law. LCM is not in material default under any law or regulation or under any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over them which would have a material adverse effect on their businesses, taken as a whole; and, there are no claims, actions, suits or proceedings, pending or threatened, against or affecting LCM or the LCM Subsidiaries at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. LCM and the LCM Subsidiaries have conducted and are conducting their businesses in substantial compliance with the requirements, standards, criteria and conditions set forth in applicable federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing which might materially and adversely affect the business, operations, affairs, prospects, properties, assets, profits or condition (financial or otherwise) of them, taken as a whole.

6.9 Taxes. LCM has timely filed all requisite federal and other tax returns for all fiscal periods, there are no open years, examinations in progress or claims against them for federal and other taxes (including penalties and interest) for any period or periods and no notice of any claim, whether pending or threatened, for taxes has been received.

6. 10 Absence of Changes. Since the date of the LCM financial statements, there has not been:

(a) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of LCM;

(b) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of LCM;

(c) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of LCM;

6.11 Deposit Accounts; Powers of Attorney. LCM has delivered to the Stockholders an accurate schedule as of the date of the Agreement, of:

(a) the name of each financial institution in which LCM has accounts or safe deposit boxes;

(b) the names in which the accounts or boxes are held;

(c) the type of account; and

(d) the name of each person authorized to draw thereon or have access thereto.

LCM has delivered the name of each person, corporation, firm or other entity holding a general or special power of attorney from LCM and a description of the terms of such power.

6.12 Environmental Matters. LCM has no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien or action.

6.13 Validity of Obligations. The execution and delivery of this Agreement by the LCM and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of LCM, and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of the LCM.

6.14 Relations with Government. LCM has not made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office nor has it otherwise taken any action which would cause LCM to be in violation of the Foreign Corrupt Practices Act of 1977, as amended or any law of similar effect.

6.15 Disclosure. This Agreement and all other documents and information furnished to the Stockholders and its representatives pursuant hereto do not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. If LCM becomes aware of any fact or circumstance which would change a representation or warranty of LCM in this Agreement or any representation made on behalf of LCM, LCM shall immediately give notice of such fact or circumstance to the Stockholders. However, such notification shall not relieve LCM of its obligations under this Agreement, and at the sole option of the Stockholders, the truth and accuracy of any and all warranties and representations of LCM at the date of this Agreement and at the Closing, shall be a precondition to the consummation of this transaction.

6.16 Employee Benefit Plans. LCM does not maintain or otherwise have any liability (whether direct or indirect, actual or contingent) in respect of any "employee pension benefit plan" (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")} or under any "employee welfare benefit plan" { as such term is defined in Section 3(1) of ERISA) .

6.17 Affiliations and Subsidiaries. LCM does not presently own, of record or beneficially, or control, directly or indirectly, the capital stock securities convertible into capital stock of any other equity interest in any corporation, association or business entity. LCM is not, directly or indirectly, a participant in any joint venture, partnership or other noncorporate entity. Further, LCM does not own any subsidiary corporations other than Uscribble.com ("Uscribble") which it owns 100%. LCM will dispose of all of the issued and outstanding shares of Uscribble prior to closing.

6.18 Predecessor Status; Etc. LCM has not owned any predecessor companies. LCM has never been a subsidiary or division of another corporation nor been a part of an acquisition which was later rescinded.

7. COVENANTS OF LCM, THE STOCKHOLDERS, AND BTL PRIOR TO CLOSING.

7.1 Access and Cooperation; RBTL. R113TL will afford to the officers and authorized representatives of LCM access to all of RBTL's properties, books and records and will furnish LCM with such additional financial and operating data and other information as to the business and properties of RBTL as LCM may from time to time reasonably request. RBTL will cooperate with LCM, its representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by any governmental agency. LCM will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential in accordance with the provisions of Section 12 hereof.

7.2 Access and Cooperation; LCM. LCM will afford to the officers and authorized representatives of RBTL access to all of LCM's properties, books and records and will furnish RBTL with such additional financial and operating data and other information as to the business and properties of LCM as RBTL may from time to time reasonably request LCM will cooperate with RBTL, its representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by any governmental agency. RBTL will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential in accordance with the provisions of Section 12 hereof.

7.3 Conduct of Business. LCM and RBTL will each:

(a) carry on its business in substantially the same manner as they have heretofore and not introduce any material new method of management, operation or accounting;

(b) maintain their respective properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

(c) perform all of their respective material obligations under agreements relating to or affecting their respective assets, properties or rights;

(d) keep in full force and effect present insurance policies or other comparable insurance coverage;

(e) use their best efforts to maintain and preserve their business organization intact, retain their present employees and maintain their respective relationships with suppliers, customers and others having business relations with BTL or LCM, as the case may be;

(f) maintain compliance with all permits, laws, rules and regulations, consent orders, etc.;

(g) maintain present debt and lease instruments and not enter into new or amended debt or lease instruments, without the knowledge and consent of all parties hereto; and

(h) maintain present salaries and commission levels for all officers, directors, employees and agents.

8. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE STOCKHOLDERS.

The obligations of the Stockholders hereunder are subject to the following conditions.

8.1 Representations and Warranties; Performance of Obligations. The representations and warranties of LCM contained in Section 7 shall be accurate as of the Closing Date as though such representations and warranties had been made as of that time, and all of the terms, covenants and conditions of this Agreement to be complied with and performed by LCM on or before the Closing Date shall have been duly complied with and performed.

8.2 No Litigation. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the acquisition by LCM of the RBTL Exchange Shares and no governmental agency or body shall have taken any other action or made any request of LCM as a result of which the management of LCM deems it inadvisable to proceed with the transactions hereunder.

8.3 No Material Adverse Change. No material adverse change in the results of operations, financial condition or business of LCM and shall have occurred, and LCM shall not have suffered any material loss or damages to any of its properties or assets, whether or not covered by insurance, since the LCM Financial Statements, which change, loss or damage materially affects or impairs the ability of LCM to conduct its business.

8.4 Conflicts of Interest. All parties acknowledge that Conrad C. Lysiak will represent all of the parties hereto. All parties acknowledge that such representation creates conflicts of interest in that Mr. Lysiak will be representing all parties hereto. All parties hereto waive any cause of action or claims of any nature against Mr. Lysiak as a result of such conflicts of interest.

8.5 Attorney's Fees. All parties to this agreement acknowledge that Mr. Lysiak will be paid attorney's fees of $20,000 for his representation of all parties in connection with this agreement.

8.6 Directors. At Closing, the existing LCM officers and directors will resign and new directors and officers will be appointed to replace said resigning officers and directors in such a manner that shareholder approval thereof will not be required. Stockholders will cause LCM to maintain a board of directors consisting of at least three persons. No officer or director of LCM will have a criminal record, have been adjudicated bankrupt, SEC censure, disbarment, loss of his/her professional license or be under investigation by any of the above.

8.7 Name Change. LCM will change its name to Regma Bio Technologies Ltd.

8.8 SEC Reporting and Bulletin Board Maintence. RBTL and Stockholders will cause LCM to continue to file all reports required by the Securities and Exchange Commission in a timely manner and continue to maintain LCM's listing on the Bulletin Board operated by the National Association of Securities Dealers, Inc.

8.9 Articles and Bylaws. Stockholders will cause the Articles of Incorporation as amended and the Bylaws of LCM to remain in substantially the same form as they currently exist, unless a majority of LCM shareholders and directors vote to amend the same.

8.10 Form S-8 Registration Statement. LCM will cause a Form S-8 registration statement to be filled with the Securities and Exchange Commission registering a non-qualified incentive stock option plan.

9. CONDITIONS PRECEDENT TO OBLIGATIONS OF LCM.

The obligations of LCM hereunder are, at its option, subject to the satisfaction, on or prior to the Closing Date, of the following conditions.

9.1 Representations and Warranties; Performance of Obligations. The representations and warranties of the Stockholders and RBTL contained in this Agreement shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date and all of the agreements of the Stockholders and RBTL shall have been performed.

9.2 No Litigation. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to retrain or prohibit the acquisition by LCM of the RBT Stock, and no governmental agency or body shall have taken any other action or made any request of LCM as a result of which the management of LCM deems it inadvisable to proceed with the transactions hereunder.

9.3 No Material Adverse Change. No material adverse change in the results of operations, financial condition or business of BTL shall have occurred, and RBT shall not have suffered any material loss or damages to any of its properties or assets, whether or not covered by insurance, since the RBT Balance Sheet Date, which change, loss or damage materially affects or impairs the ability of RBT to conduct its business; and LCM shall have received a certificate signed by the Stockholders dated the Closing Date to such effect.

10. INDEMNIFICATION.

10.1 Indemnification, by BTL and the Stockholders. RBT and the Stockholders covenant and agree that they will indemnify, defend, protect and hold harmless LCM at all times from and after the date of this Agreement until the Expiration Date from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by LCM in excess of Ten Thousand Dollars ($10,000) in the aggregate as a result of or incident to any material breach of the representations and warranties set forth in this Agreement or certificates attached pursuant thereto and any misrepresentations or nonfulfillment of any agreement on the part of the Stockholders under this Agreement.

10.2 Indemnification by LCM. LCM covenants and agrees that it will indemnify and hold harmless RBT and the Stockholders at all times from and after the date of this Agreement until the Expiration Date from and against all claims, damages actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by RBT and the Stockholders in excess of Ten Thousand Dollars ($ 10,000) in the aggregate as a result of or incident to any material breach of the representations and warranties set forth in this Agreement or on the schedules or certificates attached pursuant thereto and any misrepresentations or nonfulfillment of any agreement on the part of LCM under this Agreement.

10.3 Third Person Claims. Promptly after any party hereto (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Person") or the commencement of any action or proceeding by a Third Person, the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against any party obligated to provide indemnification pursuant to Sections 10.1 or 10.2, hereof (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof, and such notice shall be effective if delivered prior to expiration of the period of indemnity pursuant to Sections 10.1 and 10.2. The Indemnifying Party shall have right to defend and settle, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. Notwithstanding the foregoing, the Indemnified Party shall have the right to participate in any matter through counsel of its own choosing at its own expense (unless there is a conflict of interest that prevents counsel for the Indemnifying Party from representing Indemnified Party, in which case the Indemnifying Party will reimburse the Indemnified Party for the expenses of its counsel); provided that the Indemnifying Party's counsel shall always be lead counsel and shall determine all litigation and settlement steps, strategy and the like. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the

Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses, out-of-pocket expenses and allocable share of employee compensation incurred in connection with such participation for any employee whose participation is so requested. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement by said Third Person and the Indemnified Patty shall reimburse the Indemnifying Party for any additional costs of defense which it subsequently incurs with respect to such claim. If the indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying Party shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith, provided, however, that under no circumstances shall the Indemnified Party settle any Third Person claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

10.4 Tax Liability. In the event LCM incurs any tax liability in connection with the transaction described herein, BTL and the Stockholders will promptly reimburse LCM therefore.

10.5 Method of Payment. All claims paid to the Indemnified Party pursuant to this indemnity shall be paid in cash.

11. TERMINATION OF AGREEMENT.

Either party may, by notice in the manner hereinafter provided on or before the Closing Date, terminate this Agreement if a material default shall be made by the other party in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made on or before the Closing Date and shall not reasonably be expected to occur.

12. NONDISCLOSURE OF CONFIDENTIAL INFORMATION

12.1 LCM. LCM recognizes and acknowledges that it has in the past, currently has, and prior to the Closing Date, will have access to certain confidential information of RBTL, such as lists of its customers and, operations of RBTL and RBTL's respective businesses. LCM agrees that it will not disclose such confidential information to any person, firm, corporation, association, or other entity for any purpose or reason whatsoever, prior to the Closing Date without the Stockholders's prior written consent. in the event of a breach or threatened breach by LCM of the provisions of this Section, the Stockholders shall be entitled to an injunction restraining LCM from disclosing, in whole or in part, such confidential information. Nothing contained herein shall be construed as prohibiting the Stockholders from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

12.2 Damages. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, LCM, RBTL and the Stockholders agree that, in the event of a breach by any of them of the terms of this agreement, the nonbreaching party(ies) may enforce the terms of this agreement by injunctions and restraining orders in addition to any and all other remedies available to each party hereto.

13. FEDERAL SECURITIES ACT AND CONTRACTUAL RESTRICTIONS ON LCM STOCK

13.1 Status of Stockholders. Stockholders hereby represent and warrant to, and covenant with LCM regarding as follows:

(a) The undersigned Stockholders understands the Company's Shares are "restricted securities" as that term is defined in Rule 144 of the Securities Act of 1933 the shares of Common Stock have not been approved or disapproved by the United States Securities and Exchange Commission; any state securities agency; or any foreign securities agency;

(b) The undersigned Stockholders are not underwriters and would be acquiring the Company's shares of Common Stock solely for investment for their own account and not with a view to, or for, resale in connection with any distribution within the meaning of any federal securities act, state securities act or any other applicable federal or state laws;

(c) The undersigned Stockholders understand the speculative nature and risks of investments associated with the Company, and confirm that the shares of Common Stock would be suitable and consistent with their investment program; that their financial position enable them to bear the risks of this investment; and, that there is an extremely limited public market for the shares of Common Stock acquired herein;

(d) The shares of Common Stock acquired herein may not be transferred, encumbered, sold, hypothecated, or otherwise disposed of, if such disposition will violate any federal and/or state securities acts. Disposition shall include, but is not limited to acts of selling, assigning, transferring, pledging, encumbering, hypothecating, giving, and any form of conveying, whether voluntary or not for a period of one (1) year from the date of issuance.

(e) To the extent that any federal, and/or state securities laws shall require, the Stockholders hereby agree that any shares of Common Stock acquired pursuant to this Agreement shall be without preference as to assets;

(f) The Company is under no obligation to register or seek an exemption under any federal securities act, state securities act, or any foreign securities act for any shares of Common Stock of the Company or to cause or permit such shares of Common Stock to be transferred in the absence of any such registration or exemption;

(g) The Stockholders have had the opportunity to ask questions of the Company and have received additional information from the Company to the extent that the Company possessed such information, necessary to evaluate the merits and risks of any investment in the Company. Further, the Stockholders have been given: (1) All material books, records and financial statements of the Company; (2) all material contracts and documents relating to the proposed transaction; (3) an opportunity to question the appropriate executive officers of the Company, and, (4) copies of all reports filed with the Securities and Exchange Commission.

(h) The Stockholders have satisfied the suitability standards imposed by their respective state laws and have a preexisting personal and business relationship with the Company;

(i) The Stockholders have adequate means of providing for their current needs and personal contingencies and have no need to sell the shares of Common Stock in the foreseeable future (that is at the time of the investment, Stockholders can afford to hold the investment for an indefinite period of time);

(j) The Stockholders have sufficient knowledge and experience in financial matters to evaluate the merits and risks of this investment and further, the Stockholders are capable of reading and interpreting financial statements; and

(k) The Stockholders acknowledge that if they are residents of the State of Florida, they have the privilege of declaring this transaction null and void provide each objecting Stockholder communicates such intention to the Company in writing within three (3) days of the tender of his/her/its consideration.

13.2 Status of LCM. LCM hereby represents it files reports with the United States Securities and Exchange Commission and has filed all required reports with the Commission.

14. GENERAL.

14.1 Cooperation. The Stockholders and LCM shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. The Stockholders will cooperate and use its best efforts to have the present officers, directors and employees of RBTL cooperate with LCM on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

14.2 Successors and Assign. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of LCM and the Stockholders.

14.3 Entire Agreement. This Agreement (including the schedules and Exhibits attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding between the Stockholders, RBTL, and LCM and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement on the parties thereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by the Stockholders, RBTL, and LCM acting through their respective officers, duly authorized by their respective Boards of Directors.

14.4 Counterparts. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

14.5 Finder's Fees. Each party represents and warrants that no one is entitled to a finder's fee in connection with this transaction.

14.6 Expenses. Each party will be responsible for their own expenses in connection with this Agreement with the exception of the payment of $20,000 for attorney's fees, which all parties agree they will be jointly and severally liable therefore.

14.7 Notices. All notices of communication required or permmitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, overnight courier addressed to the party to be notified, postage prepaid, or by delivering the same in person to an officer or agent of such party.

(a) If to LCM, addressed to:
7225 Blenheim Street Vancouver, B.C. V6N 1 S3
TEL: (604) 408 '11553 FAX: (604) 408 7568

(b) If to the Stockholders, addressed to it at:
26 Fernshaw Rd. London, England SW I0 OTF

(c) If to RBTL, addressed to:
26 Fernshaw Rd. London, England SW IO OTF
TEL: 0 1144 207 3 510005
FAX: 0 1144 207 3 514687

14.8 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Nevada and any action brought hereunder shall be exclusively in the state or federal courts of the State of Nevada. All dollar amounts contained herein are dollars of the United States of America.

delivered pursuant to the provisions of this Agreement shall survive the consummation of the transactions contemplated hereby and any examination on behalf of the parties.

14.10 Exercise of Rights and Remedies. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

14.11 Time. Time is of the essence of this Agreement.

14.12 Reformation and Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LCM:
L.C.M. EQUITY, INC.
ATTEST:	BY: /s/ B. McAlister
/s/ Steve McKee	Title: President

BTL:
ATTEST:	REGMA BIO TECHNOLOGIES LTD.
/s/ Steve McKee	BY: /s/ C. Harlingten
Title: Chairman
STOCKHOLDERS:
/s/ C. Harlingten
/s/ V. Pasechnik